UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              ---------------------


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934






       Date of Report (Date of earliest event reported) 24 APRIL 2000
                                                       ----------------




                        Air Products and Chemicals, Inc.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


                     Delaware                               1-4534                         23-1274455
   ----------------------------------------------     ------------------------     ---------------------------
   (State of other jurisdiction of incorporation)     (Commission file number)     (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                         18195-1501
   ------------------------------------------------                                         ----------
       (Address of principal executive offices)                                             (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
                                                    ---------------

Item 5. Other Events.
---------------------

The registrant reported record income from operations of $133 million, or earnings per share of 62 cents, a per share increase of 17 percent compared with last year's income from operations of $113 million, or 53 cents per share, for the March quarter. These results and the following discussion exclude special items.

Sales of more than $1.3 billion were seven percent higher than last year's sales for the March quarter. "Our strategy of focusing on key markets where we have established leadership positions is succeeding. I am proud of every one of our 17,000 people and their contributions to this quarter's performance. They delivered significant revenue and earnings growth in the face of adverse energy, raw material, and currency pressure," Air Products chairman and chief executive officer H. A. Wagner said.

Industrial gas sales increased 15 percent, operating income was up 20 percent, and the worldwide gases operating margin increased to 19.6 percent. Electronics' performance improved dramatically across the globe due to strong demand for specialty gases and specialty chemicals. Targeted investment over the past year has supported this growth in value-added products. As expected, Asian results were robust, driven by strong base business and the consolidation of key joint ventures in Korea, Malaysia and China. European results also improved as demand strengthened in northern Europe, complementing continued strong growth in southern Europe. Gases equity affiliates' income also rose significantly.

Driven by improvement in all major product lines, chemicals sales were up eight percent. Operating income increased nine percent as volume growth and solid productivity more than offset higher raw material costs mainly in the polymers division.

Mr. Wagner concluded by saying, "The momentum that began building last quarter across several of our key markets and geographies has resulted in accelerated growth. We see tremendous opportunity in businesses like electronics and performance chemicals, and in areas such as Asia. Given our performance in the first half of our fiscal year, we expect to exceed our 2000 target of 10 percent earnings growth for our base business before any impacts of the BOC transaction."

The March 2000 results exclude a $4 million after-tax gain on the sale of a gases asset. They also exclude after-tax charges of $6 million, or three cents per share, related to workforce reductions in the chemicals group, and $84 million, or 39 cents per share, primarily related to accounting charges recorded on purchased option and forward exchange contracts entered into to hedge the currency exposure of the BOC transaction. The accompanying footnotes contain a full explanation of the accounting treatment. Including special items, net income was $48 million, or diluted earnings per share of 22 cents for the March, 2000 quarter.

The March 1999 results exclude an after-tax charge of $6 million, or three cents per share, primarily related to closure costs for chemicals facilities. Including special items, net income was $107 million, or diluted earnings per share of 50 cents for the March 1999 quarter.

***NOTE: The forward-looking statements contained in this document are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Important risk factors and uncertainties include the impact of worldwide economic growth, pricing of both the Company's products and raw materials such as electricity, customer outages and customer demand, and other factors resulting from fluctuations in interest rates and foreign currencies, the impact of competitive products and pricing, success of cost control programs, and the impact of tax and other legislation and other regulations in the jurisdictions in which the Company and its affiliates operate.

Factors that might cause forward-looking statements related to the BOC transaction to differ materially from actual results include, among other things, requirements, including divestiture requirements, or delays imposed by regulatory authorities to permit the transaction to be consummated; ultimate division of BOC assets and liabilities between the Company and Air Liquide; unanticipated tax and other costs in separating the ownership of BOC's businesses and assets; ability to amortize goodwill over 40 years; overall economic and business conditions; demand for the goods and services of Air Products, BOC or their respective affiliates; competitive factors in the industries in which each of them competes; changes in government regulation; success of implementing synergies and other cost reduction programs; the timing, impact and other uncertainties of future acquisitions or combinations within relevant industries; fluctuations in interest rates and foreign currencies, and the price at which Air Products would issue additional equity; and the impact of tax and other legislation and other regulations in the jurisdictions in which Air Products, BOC and their respective affiliates operate.***

Financial tables follow:

                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

(Millions of dollars, except per share)
-------------------------------------------------------------------------------------------------------------
                                            Three Months Ended                   Six Months Ended
                                                 31 March                           31 March
                                         2000              1999                2000             1999
-------------------------------------------------------------------------------------------------------------
Sales                                    $1,347.2          $1,253.3          $2,611.6          $2,527.9
-------------------------------------------------------------------------------------------------------------
Net Income:
     As reported                            $47.6(a)         $106.9(c)          $98.2(b)         $233.3(d)
     Exclusive of special items            $133.2            $113.3            $254.4            $231.3
-------------------------------------------------------------------------------------------------------------
Basic Earnings Per
 Share:
    As reported                              $.22(a)           $.51(c)           $.46(b)          $1.10(d)
    Exclusive of special items               $.62              $.54             $1.19             $1.09
-------------------------------------------------------------------------------------------------------------
Diluted Earnings Per
 Share:
    As reported                              $.22(a)           $.50(c)           $.46(b)          $1.08(d)
    Exclusive of special items               $.62              $.53             $1.18             $1.07
-------------------------------------------------------------------------------------------------------------
Operating Return on Net Assets(e)                                                10.1%             11.6%
Capital Expenditures                                                           $604.0            $541.3(f)
Depreciation                               $144.6            $133.5            $276.3            $261.3
-------------------------------------------------------------------------------------------------------------

(a) Includes an after-tax charge of $84.1 million, or $.39 per share for costs related to the BOC acquisition, an after-tax charge of $5.5 million, or $.03 per share for a global cost reduction plan, and an after-tax gain of $4.0 million, or $.02 per share on the sale of packaged gas facilities. The charge related to the BOC acquisition consists primarily of accounting charges recorded on purchased option and forward exchange contracts entered into to hedge the currency exposure of the acquisition.

(b) Includes an after-tax charge of $154.7 million, or $.72 per share for costs related to the BOC acquisition, an after-tax charge of $5.5 million, or $.03 per share for a global cost reduction plan, and an after-tax gain of $4.0 million, or $.02 per share on the sale of packaged gas facilities. The charge related to the BOC acquisition consists primarily of accounting charges recorded on purchased option and forward exchange contracts entered into to hedge the currency exposure of the acquisition.

(c) Includes an after-tax charge of $6.4 million, or $.03 per share primarily related to Chemicals facility closure costs.

(d) Includes an after-tax gain of $21.3 million, or $.10 per share related to the formation of Air Products Polymers, an after-tax charge of $12.9 million, or $.06 per share related to a global cost reduction plan, and an after-tax charge of $6.4 million, or $.03 per share primarily related to Chemicals facility closure costs.

(e) Operating return on net assets (ORONA) is calculated as the rolling four quarter sum of operating income divided by the rolling five quarter average of total assets less investments in equity affiliates. The ORONA calculation for the six months ended 31 March 2000 excludes $8.7 million in charges related to a global cost reduction plan, and $6.3 million in income related to the sale of packaged gas facilities. The ORONA calculation for the six months ended 31 March 1999 excludes $20.3 million in charges related to a global cost reduction plan and $10.3 million in charges primarily related to Chemicals facility closure costs.

(f) Excludes the Company's contribution of $121.7 million of assets to the Air Products Polymers venture.


                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                               CONSOLIDATED INCOME
                                   (Unaudited)

(Millions of dollars, except per share)
--------------------------------------------------------------------------------------------------------------------
                                                      Three Months Ended                    Six Months Ended
                                                           31 March                             31 March
                                                   2000               1999                2000           1999
--------------------------------------------------------------------------------------------------------------------
SALES AND OTHER INCOME
Sales                                              $1,347.2          $1,253.3           $2,611.6          $2,527.9
Other income(expense),net                               7.1               4.5               13.9               9.4
--------------------------------------------------------------------------------------------------------------------
                                                    1,354.3           1,257.8            2,625.5           2,537.3
--------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES
Cost of sales                                         925.6             877.5            1,802.7           1,753.1
Selling and administrative                            179.9             168.3              347.7             351.5
Research and development                               29.9              29.3               60.0              61.0
--------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                      218.9             182.7              415.1             371.7
Income from equity                                     21.3              14.1               41.6              23.9
 affiliates, net of related expenses
Net gain(loss) on formation                            --                 (.1)              --                31.1
 of polymer venture
Loss on currency hedges related to BOC                134.7              --                247.9              --
 transaction and preacquisition expenses
Interest expense                                       46.8              40.4               88.1              80.8
--------------------------------------------------------------------------------------------------------------------
INCOME BEFORE TAXES AND                                58.7             156.3              120.7             345.9
MINORITY INTEREST
Income taxes                                            8.3              45.1               17.4             105.0
Minority interest(a)                                    2.8               4.3                5.1               7.6
--------------------------------------------------------------------------------------------------------------------
NET INCOME                                            $47.6            $106.9              $98.2            $233.3
====================================================================================================================
BASIC EARNINGS PER COMMON                              $.22              $.51               $.46             $1.10
SHARE
--------------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER COMMON                            $.22              $.50               $.46             $1.08
SHARE
--------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF                            213.3             211.6              213.2             211.5
 COMMON SHARES (in millions)
--------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF                            215.4             215.1              215.5             215.3
 COMMON AND COMMON
 EQUIVALENT SHARES (in
 millions)(b)
--------------------------------------------------------------------------------------------------------------------
DIVIDENDS DECLARED PER COMMON                           $.18              $.17               $.36              $.34
 SHARE - Cash
--------------------------------------------------------------------------------------------------------------------

(a)  Minority interest primarily includes before-tax amounts.

(b) The dilution of earnings per common share is due mainly to the impact of unexercised stock options.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(Millions of dollars)
------------------------------------------------------------------------------------------------
                                                                     31 March
                                 ASSETS                      2000               1999
------------------------------------------------------------------------------------------------
CURRENT ASSETS
Cash and cash items                                           $92.7             $85.5
Trade receivables, less allowances for                        923.1             889.2
 doubtful accounts
Inventories                                                   429.7             432.9
Contracts in progress, less progress billings                  68.0             143.0
Other current assets                                          381.2             164.8
------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                        1,894.7           1,715.4
------------------------------------------------------------------------------------------------
INVESTMENTS IN NET ASSETS OF AND ADVANCES TO                  505.9             441.5
 EQUITY AFFILIATES
OTHER INVESTMENTS AND ADVANCES                                 46.3              24.7
PLANT AND EQUIPMENT, at cost                               10,491.3           9,744.2
Less - Accumulated depreciation                             5,120.7           4,833.1
------------------------------------------------------------------------------------------------
PLANT AND EQUIPMENT, net                                    5,370.6           4,911.1
------------------------------------------------------------------------------------------------
GOODWILL                                                      332.6             343.0
OTHER NONCURRENT ASSETS                                       420.2             357.9
------------------------------------------------------------------------------------------------
TOTAL ASSETS                                               $8,570.3          $7,793.6
================================================================================================
LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
Payables, trade and other                                    $538.3            $513.6
Accrued liabilities                                           377.4             306.5
Unrealized loss on forward contracts related to               188.7              --
 BOC transaction
Accrued income taxes                                           49.3              30.7
Short-term borrowings                                         440.6             288.3
Current portion of long-term debt                             115.3             201.7
------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                   1,709.6           1,340.8
------------------------------------------------------------------------------------------------
LONG-TERM DEBT                                              2,506.9           2,231.7
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES                566.8             590.6
DEFERRED INCOME TAXES                                         744.2             730.2
------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                           5,527.5           4,893.3
------------------------------------------------------------------------------------------------
MINORITY INTERESTS IN SUBSIDIARY COMPANIES                    119.5             124.3
------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
Common stock, par value $1 per share                          249.5             249.5
Capital in excess of par value                                342.1             335.2
Retained earnings                                           3,723.2           3,561.3
Accumulated other comprehensive income                       (340.4)           (283.7)
Treasury Stock, at cost                                      (681.7)           (681.7)
Shares in trust                                              (369.4)           (404.6)
------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                  2,923.3           2,776.0
------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $8,570.3          $7,793.6
================================================================================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
                                   (Unaudited)

(Millions of dollars)
---------------------------------------------------------------------------------------------------------
                                                 Three Months Ended                 Six Months Ended
                                                      31 March                          31 March
                                                2000           1999               2000           1999
---------------------------------------------------------------------------------------------------------
NET INCOME                                       $47.6         $106.9             $98.2           $233.3
---------------------------------------------------------------------------------------------------------
OTHER COMPREHENSIVE INCOME,
net of tax

Foreign currency translation                     (18.5)         (80.6)            (63.3)           (56.3)
adjustments

Unrealized gains (losses) on
investments:
  Unrealized holding gains                         1.3             .2              (2.7)             4.1
   (losses) arising during the
   period
  Less:  reclassification                         --             --                --               --
   adjustment for gains
   included in net income
---------------------------------------------------------------------------------------------------------
 Net unrealized gains (losses)                     1.3             .2              (2.7)             4.1
  on investments
---------------------------------------------------------------------------------------------------------
TOTAL OTHER COMPREHENSIVE INCOME                 (17.2)         (80.4)            (66.0)           (52.2)
---------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME                             $30.4          $26.5             $32.2           $181.1
======================================================================+==================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                             CONSOLIDATED CASH FLOWS
                                   (Unaudited)

(Millions of dollars)
---------------------------------------------------------------------------------------------------
                                                                     Six Months Ended
                                                                        31 March
                                                                2000              1999
---------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
 Net Income                                                    $98.2              $233.3
 Adjustments to reconcile income to cash provided
  by operating activities:
  Depreciation                                                 276.3               261.3
  Deferred income taxes                                         12.9                31.9
  Gain on formation of polymer venture                          --                 (31.1)
  (Gain) loss on currency hedges related to BOC                201.3                --
   transaction
  Undistributed (earnings) of unconsolidated                   (25.5)               (4.6)
  affiliates
  (Gain) loss on sale of assets and investments                (10.9)                1.6
  Other                                                         35.9                66.0
Working capital changes that provided (used)
  cash, net of effects of acquisitions:
  Trade receivables                                            (41.5)              (18.7)
  Inventories and contracts in progress                          6.8               (40.2)
  Payables, trade and other                                     30.7                45.7
  Other                                                        (82.6)                4.5
---------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                          501.6               549.7
---------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
 Additions to plant and equipment                             (378.6)             (450.9)
 Acquisitions, less cash acquired                             (168.7)              (22.4)
 Investment in and advances to unconsolidated                  (16.5)              (66.0)
  affiliates
 Proceeds from sale of assets and investments                   30.0                31.3
 Other                                                         (15.3)               19.8
---------------------------------------------------------------------------------------------------
CASH USED FOR INVESTING ACTIVITIES                            (549.1)             (488.2)
---------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
 Long-term debt proceeds                                       507.5                51.5
 Payments on long-term debt                                   (369.6)              (31.7)
 Net increase (decrease) in commercial paper                   (25.0)               11.4
 Net increase (decrease) in other short-term                    35.5                 9.2
 borrowings
 Dividends paid to shareholders                                (76.8)              (71.9)
 Purchase of Treasury Stock                                     --                 (24.6)
 Other                                                           1.8                19.6
---------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                73.4               (36.5)
---------------------------------------------------------------------------------------------------
Effect of Exchange Rate Changes on Cash                          5.1                (1.0)
---------------------------------------------------------------------------------------------------
Increase in Cash and Cash Items                                 31.0                24.0
Cash and Cash Items - Beginning of Year                         61.6                61.5
---------------------------------------------------------------------------------------------------
Cash and Cash Items - End of Period                            $92.6               $85.5
===================================================================================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


In July 1999, the Company and L'Air Liquide S.A. ("Air Liquide") of France agreed to the terms of a recommended offer under which they would acquire BOC, the leading British industrial gases company, for UK(pound)14.60 per share in cash, or a total of approximately UK(pound)7.2 billion. Air Products has a UK(pound)3,950.0 million credit agreement to provide backup for commercial paper or direct funding for its 50% share of the offer price. Fees incurred to secure this credit agreement have been deferred and will be amortized on a straight-line basis over the term of the related debt. The offer will formally commence in the United Kingdom and the United States upon receipt of the necessary regulatory clearances, which are expected in the second quarter of calendar year 2000. The Company expects the transaction will be included in the Company's financial results for approximately three months of fiscal 2000. Due to the joint control with Air Liquide, the operations will initially be accounted for under the equity method. As the Company gains control and ownership of approximately one-half of the BOC assets expected to be allocated to it, the operations will be accounted for as consolidated entities.

The results for the six months ended 31 March 2000 include a charge of $247.9 million ($154.7 million after-tax, or $.72 per share) for costs related to the BOC acquisition. Of this amount, $232.7 million ($145.2 million after-tax, or $.67 per share) of accounting charges were recorded on purchased currency option and forward exchange contracts entered into to hedge the currency exposure of the BOC acquisition. The remaining charge of $15.2 million ($9.5 million after-tax, or $.05 per share) consists of preacquisition expenses.

As of 31 March, the Company has entered into forward currency exchange contracts for approximately UK(pound)3.3 billion on an after-tax basis. The net impact of the contracts entered into as of 31 March (after adjusting for the tax impact of the hedge placed) is that the Company has effectively hedged 100% of the currency exposure related to the purchase of BOC shares. Gains and losses associated with changes in the market value of these contracts are recorded currently in earnings since hedge accounting may not be applied to instruments which are used to hedge the currency exposure of a business combination. The purchased currency options outstanding at 31 December 1999 which were entered into to hedge the currency exposure of the acquisition were sold at market value during the current quarter.

The results for the three and six months ended 31 March 2000 include a charge of $8.7 million ($5.5 million after-tax, or $.03 per share) for a global cost reduction plan in the chemicals segment. This plan was initiated in the fiscal quarter ended 31 March 2000. The plan includes staff reductions of 103 employees in the areas of manufacturing and overheads. The plan will be complete by 31 March 2001, with annualized cost savings of $9.3 million accumulating over the year. Notifications began in the quarter ending 31 March 2000, with actual termination expenditures beginning in the month of April, 2000. The charges to cost of sales, selling and administrative, and research and development were $3.3 million, $4.4 million, and $1.0 million, respectively.

The results for the three and six months ended 31 March 2000 include a gain of $6.3 million ($4.0 million after-tax, or $.02 per share) related to the sale of packaged gas facilities.

The current year-to-date consolidated effective tax rate is 15.0%, after minority interest of $5.1 million. This compares to a rate of 31.0% in the prior year. The fiscal 2000 rate is significantly impacted by a higher tax rate on the BOC acquisition hedging transactions, the global cost reduction plan, and the sale of packaged gas facilities. Excluding these tax impacts, the effective rate for the six months is 30.5%. The effective rate in the prior year, excluding the tax rate impact of the gain on the formation of the polymer ventures, a chemical facility closure and the global cost reduction, was 31.5%.

The results for the three and six months ended 31 March 1999 include a charge of $10.3 million ($6.4 million after-tax, or $.03 per share) primarily related to Chemicals facility closure costs.

The results for the six months ended 31 March 1999 include a net gain of $31.1 million ($21.3 million after-tax, or $.10 per share) related to the formation of Air Products Polymers (a 65% majority owned venture with Wacker-Chemie GmbH). The gain was partially offset by costs related to an emulsions facility shutdown not included in the joint venture and for costs related to indemnities provided by Air Products to the venture.

The results for the six months ended 31 March 1999 include a charge of $20.3 million ($12.9 million after-tax, or $.06 per share) related to a global cost reduction plan ("the 1999 plan"). The Company began the 1999 plan in the fiscal quarter ended 31 December 1998. The plan included staffing reductions of 206 employees in the areas of manufacturing, distribution, and overheads. The charges to cost of sales, selling and administrative, and research and development were $9.9 million, $9.3 million, and $1.1 million, respectively. This plan was completed in December, 1999, essentially as expected.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY BUSINESS SEGMENTS
                                   (Unaudited)

Business segment information is shown below:

(Millions of dollars)
---------------------------------------------------------------------------------------------------------------------
                                                    Three Months Ended                      Six Months Ended
                                                         31 March                               31 March
                                                 2000                1999                2000             1999
---------------------------------------------------------------------------------------------------------------------
Revenues from external
customers
 Gases                                             $842.1            $735.2            $1,622.7        $1,488.5
 Equipment                                           53.8             101.2               104.4           220.7
 Chemicals                                          451.3             416.9               884.5           818.7
---------------------------------------------------------------------------------------------------------------------
 Segment Totals                                   1,347.2           1,253.3             2,611.6         2,527.9
---------------------------------------------------------------------------------------------------------------------
 Consolidated Totals                             $1,347.2          $1,253.3            $2,611.6        $2,527.9
---------------------------------------------------------------------------------------------------------------------
Operating income
 Gases                                             $171.0(a)         $137.2              $324.3(a)       $258.7(d)
 Equipment                                            5.6               6.9                 6.8            29.7(d)
 Chemicals                                           50.0(b)           43.4(c)            101.6(b)         94.2(c)(d)
---------------------------------------------------------------------------------------------------------------------
 Segment Totals                                     226.6             187.5               432.7           382.6
---------------------------------------------------------------------------------------------------------------------
 Corporate research and                              (7.7)             (4.8)              (17.6)          (10.9)(d)
  development and other
  income/(expense)
---------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                               $218.9           $182.7              $415.1          $371.7
---------------------------------------------------------------------------------------------------------------------
Operating income (excluding
special items)
  Gases                                             $164.7           $137.2              $318.0          $275.0
  Equipment                                            5.6              6.9                 6.8            31.6
  Chemicals                                           58.7             53.7               110.3           106.1
---------------------------------------------------------------------------------------------------------------------
  Segment Totals                                     229.0            197.8               435.1           412.7
---------------------------------------------------------------------------------------------------------------------
  Corporate research and                              (7.7)            (4.8)              (17.6)          (10.4)
  development and other
  income/(expense)
---------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                               $221.3           $193.0              $417.5          $402.3
---------------------------------------------------------------------------------------------------------------------
Equity affiliates' income
  Gases                                               17.8             10.5               $34.2           $17.2
  Equipment                                             .5               .2                  .8              .7
  Chemicals                                            3.1              3.4                 6.7             5.5
  Other                                                (.1)            --                   (.1)             .5
---------------------------------------------------------------------------------------------------------------------
  Segment Totals                                      21.3             14.1                41.6            23.9
---------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                                $21.3            $14.1               $41.6           $23.9
---------------------------------------------------------------------------------------------------------------------

(Millions of dollars)
---------------------------------------------------------------------------------------------------------------------
                                                                                            Six Months Ended
                                                                                                31 March
                                                                                         2000             1999
---------------------------------------------------------------------------------------------------------------------
Total assets
  Gases                                                                                $6,243.1        $5,548.5
  Equipment                                                                               217.2           296.3
  Chemicals                                                                             1,712.7         1,749.3
---------------------------------------------------------------------------------------------------------------------
  Segment Totals                                                                        8,173.0         7,594.1
---------------------------------------------------------------------------------------------------------------------
  Corporate assets                                                                        397.3           199.5
---------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                                                                  $8,570.3        $7,793.6
---------------------------------------------------------------------------------------------------------------------
ORONA
  Gases                                                                                    10.8%           11.0%
  Equipment                                                                                 4.7%           22.6%
  Chemicals                                                                                12.8%           14.9%
---------------------------------------------------------------------------------------------------------------------
  Segment Totals                                                                           11.0%           12.4%
---------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                                                                      10.1%           11.6%
---------------------------------------------------------------------------------------------------------------------


(a) The results for the three and six months ended 31 March 2000 include a gain on the sale of packaged gas facilities of $6.3 million.

(b) The results for the three and six months ended 31 March 2000 include the cost reduction charge of $8.7 million.

(c) The results for the three and six months ended 31 March 1999 include a charge of $10.3 million primarily related to Chemicals facility closure costs.

(d) The results for the six months ended 31 March 1999 include the cost reduction charge in Gases ($16.3 million), Equipment ($1.9 million), Chemicals ($1.6 million), and Corporate ($.5 million).

A reconciliation of total segment operating income to consolidated income before income taxes and minority interest is as follows:


(Millions of dollars)
---------------------------------------------------------------------------------------------------------------------
                                                    Three Months Ended                      Six Months Ended
                                                         31 March                               31 March
                                                 2000                1999                2000             1999
---------------------------------------------------------------------------------------------------------------------
Total segment operating                            $226.6            $187.5              $432.7          $382.6
 income
Corporate research and                               (7.7)             (4.8)              (17.6)          (10.9)
development and
other income/(expense)
---------------------------------------------------------------------------------------------------------------------
Consolidated operating                              218.9             182.7               415.1           371.7
income
---------------------------------------------------------------------------------------------------------------------
Segment equity affiliates' income                    21.3              14.1                41.6            23.9
Gain on Wacker formation                             --                 (.1)               --              31.1
Loss on currency hedges related                     134.7              --                 247.9            --
 to BOC transaction and
 preacquisition expenses
Interest expense                                     46.8              40.4                88.1            80.8
---------------------------------------------------------------------------------------------------------------------
Consolidated income before                          $58.7            $156.3              $120.7          $345.9
taxes and minority interest
=====================================================================================================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY GEOGRAPHIC REGIONS
                                   (Unaudited)


(Millions of dollars)
---------------------------------------------------------------------------------------------------------------------
                                                    Three Months Ended                      Six Months Ended
                                                         31 March                               31 March
                                                 2000                1999                2000             1999
---------------------------------------------------------------------------------------------------------------------
Revenues from external
customers
  United States                                    $879.3            $801.8            $1,718.5        $1,609.7
     United Kingdom                                 124.4             152.9               245.5           323.9
     Spain                                           78.9              80.5               155.7           164.9
     Other Europe                                   149.1             155.2               289.9           299.1
---------------------------------------------------------------------------------------------------------------------
  Total Europe                                      352.4             388.6               691.1           787.9
---------------------------------------------------------------------------------------------------------------------
  Canada/Latin America                               55.0              45.2               113.4           103.2
  Asia                                               60.4              17.6                88.4            26.9
  All Other                                            .1                .1                  .2              .2
---------------------------------------------------------------------------------------------------------------------
Total                                            $1,347.2          $1,253.3            $2,611.6        $2,527.9
---------------------------------------------------------------------------------------------------------------------

Note: Geographic information is based on country of origin. The other Europe segment operates principally in France, Germany, Netherlands, and Belgium.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   Air Products and Chemicals, Inc.
                               ----------------------------------------
                                   (Registrant)



Dated: 24 April 2000           By:       /s/ Leo J. Daley
                                  ---------------------------------
                                     Leo J. Daley
                                     Vice President - Finance
                                     (Chief Financial Officer)